AMENDED AND RESTATED bylaws

of

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

June 19, 2013

amended and restated Bylaws

Of

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

These Amended and Restated Bylaws (these “Bylaws”) of Beacon Enterprise Solutions Group, Inc. (the “Corporation”), adopted as of June 19, 2013, repeal and replace in their entirety the Corporation’s Bylaws.

1.            Principal and Registered Offices.

1.1     Principal Office. The principal office of the Corporation shall be located at any place either within or outside the State of Nevada as designated in the Corporation’s most current Annual Report filed with the Secretary of State of the State of Nevada (the “Annual Report”). The Corporation may have such other offices, either within or without the State of Nevada, as the business of the Corporation may require from time to time.

1.2     Records at Principal Office. The Corporation shall maintain at its principal office a copy of the records described in Section 2.10(a) of these Bylaws.

1.3     Registered Office. The Corporation shall maintain a registered office in the State of Nevada as required by the Nevada Business Corporation Act (Chapter 78 of the Nevada Revised Statutes) (the “Act”). The address of the registered office may be changed from time to time.

2.            Shareholders.

2.1     Annual Meeting. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors of the Corporation (“Board”) or the President may designate within or without the State of Nevada. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable.

2.2     Special Meeting. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Board or the President, and such meeting shall be called by any director upon receipt of a written request signed by a shareholder or shareholders holding together at least 25% of the votes of the Corporation’s shares entitled to vote.

2.3     Place of Meeting. All meetings of the shareholders for the election of directors shall be held at such place either within or without the State of Nevada as shall be designated from time to time by the Board and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place either within or without the State of Nevada as shall be stated in the notice of such meeting. If a meeting is called at the demand of the shareholders and they designate any place within the State of Nevada as the place for the holding of such meeting, the meeting shall take place at the place designated. If no designation is properly made, the place of meeting shall be at the principal office of the Corporation.

2.4     Notice of Meetings and Adjourned Meetings. Written notice of the annual meeting or a special meeting stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting and to any other shareholder entitled by the Act or the Corporation’s Articles of Incorporation (the “Articles”) to receive notice of the meeting not fewer than 10 nor more than 60 days before the date of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4) 3 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation’s current record of shareholders.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the shareholders may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.5     Waiver of Notice. A shareholder may waive any notice required by the Act, the Articles, or these Bylaws, by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation either before or after the time stated in the notice for inclusion in the minutes or filing with the Corporation’s records.

A shareholder’s attendance at a meeting:

(a)     waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or effective notice; and

(b)     waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.6     Record Dates. The Board may fix a record date of shareholders of not more than 70 days before the meeting or action requiring a determination of shareholders in order to determine the shareholders of any group entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action. A determination of shareholders entitled to notice of, or to vote at, a shareholders’ meeting, shall be effective for any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If not otherwise fixed by the Board in accordance with these Bylaws, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting shall be the day before the first notice is delivered to shareholders, the record date for determining shareholders entitled to receive a distribution shall be the date the Board authorizes the distribution, and the record date for any consent action taken by shareholders without a meeting and evidenced by one or more written consents shall be the first date upon which a signed written consent setting forth such action is delivered to the Corporation at its principal office shown in its most recent Annual Report.

2.7     Shareholder List. After fixing a record date for a shareholder meeting, the corporation shall prepare a list of the names of its shareholders entitled to be given notice of the meeting. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of 10 days before the meeting for which the list was prepared or 2 business days after notice of the meeting for which the list was prepared is given and continuing through the meeting, and any adjournment thereof. The list shall be available at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held.

2.8     Quorum, Adjournment, and Voting Requirements.

(a)     Quorum and Adjournment. Except as otherwise required by the Act or the Articles, a majority of the votes of the Corporation’s shares entitled to vote, represented by person or by proxy, shall constitute a quorum at each meeting of the shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chairman of the meeting or a majority of the shareholders who are entitled to vote at the meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

(b)     Voting of Shares. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles or the Act require a greater number of affirmative votes. Except as otherwise provided in the Articles, any Certificate of Designation permitted by the Articles, or these Bylaws, each outstanding share, regardless of class, is entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

(c)     Quorum and Voting Requirements of Voting Groups. If the Articles or the Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

If the Articles or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted on by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

If a quorum exits, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles or the Act require a greater number of affirmative votes.

2.9     Greater Quorum or Voting Requirements. The Articles may provide for a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is provided for by these Bylaws. An amendment to the Articles that adds, changes, or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

2.10   Proxies. At all meetings of shareholders, the shareholders may vote their shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder’s duly authorized attorney-in-fact. An appointment of a proxy shall be effective when the appointment form is received by the Secretary or other officer or agent authorized to tabulate votes. An appointment shall be valid for 11 months from the date of its execution unless a longer, or shorter, period is expressly provided in the appointment form. An appointment of proxy shall be revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. The revocation of an appointment of proxy shall not be effective until the Secretary or such other officer or agent authorized to tabulate votes has received written notice thereof. The death or incapacity of a voter does not invalidate a proxy unless the Corporation is put on notice. A transferee for value who receives shares subject to an irrevocable proxy can revoke the proxy if he had no notice of the proxy. All proxies shall be filed with the Secretary or the person authorized to tabulate votes before or at the time of the meeting.

2.11   Corporation’s Acceptance of Votes.

(a)     If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder.

(b)     If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder if:

(1)     the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

(2)     the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(3)     the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(4)     the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation; or

(5)     two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-tenants or fiduciaries.

(c)     If shares are registered in the names of two or more persons, whether fiduciaries, members of a partnership, co-tenants, husband and wife as community property, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxy holders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation or other officer or agent entitled to tabulate votes is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(1)     if only one votes, such act binds all;

(2)     if more than one votes, the act of the majority so voting binds all;

(3)     if more than one votes, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

(d)     The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(e)     The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(f)     Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment or proxy appointment revocation under this section is valid unless a court of competent jurisdiction determines otherwise.

2.12   Action of Shareholders without a Meeting.

(a)     Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote with respect to the subject matter thereof were present and voted. Action taken under this section has the same effect as action taken at a duly called and convened meeting of shareholders and may be described as such in any document.

(b)     Post-Consent Notice. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the action authorized by such approval to (i) those shareholders entitled to vote who did not consent in writing, and (ii) those shareholders not entitled to vote. Any such notice must be accompanied by the same material that is required under the Act to be sent in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

(c)     Effective Date and Revocation of Consents. No action taken pursuant to this section shall be effective unless all written consents necessary to support this action are received by the Corporation within a sixty-day period and not revoked. Such action is effective as of the date the last written consent is received necessary to effect the action, unless all of the written consents specify an earlier or later date as the effective date of the action. Any shareholder giving a written consent pursuant to this section may revoke the consent by a signed writing describing the action and stating that the consent is revoked, provided that such writing is received by the Corporation prior to the effective date of the action.

(d)     Unanimous Consent for Election of Directors. Notwithstanding subsection (a), directors may not be elected by written consent unless such consent is unanimous by all shares entitled to vote for the election of directors.

2.13   Cumulative Voting for Directors. At each election for directors of the Corporation, each shareholder entitled to vote at such election shall have the right to cast, in person or by proxy, as many votes in the aggregate as the shareholder shall be entitled to vote under the Articles, multiplied by the number of directors to be elected at such election. Each shareholder may cast the whole number of votes for one candidate or distribute such votes among two or more candidates. Directors shall not be elected in any other manner.

2.14   Inspection of Records by Shareholders.

(a)     Inspection After Notice. A shareholder of the Corporation shall be entitled to inspect and copy, during regular business hours at the Corporation’s principal office, any of the following records of the Corporation if the shareholder gives the Corporation written notice of demand at least five business days before the date on which the shareholder wishes to inspect and copy:

(1)     the Articles of Incorporation or restated Articles of Incorporation and all amendments to them currently in effect;

(2)     the Bylaws or restated Bylaws and all amendments to them currently in effect;

(3)     Resolutions adopted by the Board creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(4)     the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(5)     all written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years;

(6)     a list of the names and business addresses of its current directors and officers; and

(7)     the most recent Annual Report delivered to the Secretary of State.

(b)     Inspection for Proper Purpose. If a shareholder of the Corporation, in good faith and for a proper purpose, describes with reasonable particularity the purpose and the records the shareholder desires to inspect, and if the records requested are directly connected to such purpose, then the shareholder shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation upon the shareholder giving the Corporation written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy:

(1)     excerpts from minutes of any meeting of the Board, records of any action of a committee of the Board while acting in place of the Board on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the Board without a meeting, to the extent not otherwise subject to inspection under Section 2.10(a) above;

(2)     accounting records of the Corporation; and

(3)     the record of shareholders.

3.            Directors.

3.1     General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board, subject to any limitation set forth in the Articles.

3.2     Number and Qualification of Directors. Unless otherwise provided by the Articles, the Board shall consist of not less than one, nor more than seven, individuals, the exact number of which is to be determined by the Board by resolution from time to time. Directors do not need to be residents of Nevada or shareholders of the Corporation.

3.3     Election of Directors. Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose.

3.4     Term. Each director shall hold office until the next annual meeting of the shareholders and until the director’s successor has been elected and qualified or until the director’s earlier resignation, removal from office, or death.

3.5     Resignation. A director may resign at any time by delivering written notice to the Board or the Corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

3.6     Removal. Any director or the entire Board may be removed, with or without cause, at any time, by the holders of a majority of the shares entitled to vote at an election of directors at a meeting called for that purpose if notice has been given that the purpose of the meeting is such removal. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him.

3.7     Vacancies. Any vacancy occurring on the Board for any reason, including, but not limited to, the resignation, removal, or death of a director, or an increase in the number of authorized directors, may be filled by a majority of the directors then in office, although less than a quorum, during such time that the shareholders fail or are unable to fill any such vacancy.

3.8     Annual Meeting. After each annual election of directors, on the same day, the Board shall meet for the purpose of organization, the appointment of officers and the transaction of such other business at the place where the annual meeting of the shareholders for the election of directors is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof signed by all the directors.

3.9     Regular Meetings. Regular meetings of the Board may be held at such places either within or without the State of Nevada and at such times as the Board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

3.10   Special Meetings. Special meetings of the Board may be called by or at the request of the president or any director. Notice of each such meeting shall be given to each director, at least two days before the day on which the meeting is to be held. Each such notice shall state the time and place either within or without the State of Nevada of the meeting but need not state the purpose thereof, except as otherwise provided by the Act or by these Bylaws. Notice of any meeting of the Board need not be given to any director who is present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the directors then in office are present at the meeting unless a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.11   Director Quorum and Voting. A majority of the number of directors prescribed by resolution shall constitute a quorum for the transaction of business at any meeting of the board of directors unless the Articles require a greater percentage. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his arrival) to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; and (2) the director contemporaneously requests his dissent or abstention as to any specific action be entered into the minutes of the meeting; or (3) the director causes written notice of his dissent or abstention as to any specific action be received by the presiding officer of the meeting before its adjournment or to the Corporation immediately after the adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.12   Telephone Communications. Members of the Board or any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.12 shall constitute presence in person at such meeting.

3.13   Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board or such committee.

3.14   Compensation. By resolution of the Board, each director may be paid the director’s expenses, if any, of attendance at each meeting of the Board and may be paid a stated annual stipend as director or a fixed sum for attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.15   Committees.

(a)     Creation of Committees. The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and not prohibited by the Act, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(b)     Selection of Members. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation to take such action.

(c)     Required Procedures. Those sections of this Article 3 which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board apply to committees and their members.

(d)     Authority. Unless limited by the Articles, each committee may exercise those aspects of the authority of the Board which the Board confers upon such committee in the resolution creating the committee, provided, however, a committee may not:

(1)     authorize distributions;

(2)     approve or propose to shareholders action that the Act requires be approved by shareholders;

(3)     fill vacancies on the Board or on any of its committees;

(4)     amend the Articles pursuant to the authority of the Board to do so;

(5)     adopt, amend or repeal bylaws;

(6)     approve a plan of merger not requiring shareholder approval;

(7)     authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board; or

(8)     authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee (or an officer) to do so within limits specifically prescribed by the Board.

4.            Officers.

4.1     Officers. The officers of the Corporation shall be a President, a Secretary, and a Treasurer. Such other officers and assistant officers, including vice presidents, may also be appointed by the Board as deemed necessary. If specifically authorized by the Board, an officer may appoint one or more officers or assistant officers. Any two or more offices may be held by the same person. Such officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms, as may be determined by resolution of the Board.

4.2     Appointment of Officers. The officers shall be appointed by the Board and each shall hold office at the pleasure of the Board and until such officer’s successor shall have been duly appointed and qualified, or until the officer’s death, or until the officer shall resign or shall have been removed in the manner hereinafter provided.

4.3     No Contract Rights as Officer. Appointment of an officer shall not in itself create contract rights. The removal or resignation of an officer shall not affect the officer’s contract rights, if any, with the Corporation.

4.4     Resignation. Any officer may resign at any time by giving written notice of resignation to the Board or to the President. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.5     Removal. Any officer may be removed, either with or without cause, by action of the Board.

4.6     Vacancy. A vacancy in any office because of death, resignation, removal or any other cause shall be filled by the Board.

4.7     President. Unless the Board has designated the Chairman of the Board as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation and, subject to the control of the Board, shall in general supervise and control all of the business and affairs of the Corporation. Unless there is a Chairman of the Board, the President shall, when present, preside at all meetings of the shareholders and of the Board. The President may sign, with the Secretary or any other proper officer of the Corporation thereunder authorized by the Board, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

4.8     Vice Presidents. If appointed, in the absence of the President or in the event of his death, inability, or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

4.9     Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders, the Board, and any committee of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by the resolution of the Board; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board. Assistant Secretaries, if any, shall have the same duties and powers, subject to the supervision of the Secretary.

4.10   Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such bank, trust companies, or other depositaries as shall be selected by the Board; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine. Assistant Treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

4.11   Powers and Duties. In the absence of any officer of the Corporation, or for any other reason the Board may deem sufficient, the Board may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any director. The Board may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.

4.12   Compensation. The compensation, including, but not limited to, bonuses, of the officers, if any, shall be fixed from time to time by the Board. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its shareholders, subsidiaries or affiliated corporations in any capacity, and receiving proper compensation therefor.

5.            Emergency Regulations. The Board may adopt, either before or during an emergency, as that term is defined by the Act, any emergency regulations permitted by the Act which shall be operative only during an emergency. In the event the Board does not adopt any such emergency regulations, the special rules provided in the Act shall be applicable during an emergency as therein defined.

6.            Stock.

6.1     Issuance of Shares. The issuance or sale by the Corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the Board, unless otherwise provided by statute. The Board may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed, or other securities of the Corporation. Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board.

6.2     Share Certificates.

(a)     Content. Certificates representing shares of the Corporation shall, at minimum, state on their face the name of the issuing Corporation and that it is formed under the laws of the State of Nevada; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the Board. Such certificates shall be signed (either manually or by facsimile) by the President or a vice President and by the Secretary or an Assistant Secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

(b)     Legend as to Class or Series. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

(c)     Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

(d)     Transferring Shares. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in cash of a lost, destroyed, or mutilated certificate, a new one may be issued therefor as described below.

(e)     Lost, Stolen or Destroyed Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the shareholder’s legal representative, to give the Corporation an indemnity or a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.3     Shares Without Certificates.

(a)     Issuing Shares Without Certificates. Unless the Articles provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

(b)     Information Statement Required. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing, at a minimum, the information required by the Act.

6.4     Registration of the Transfer of Shares. Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand in the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

6.5     Restrictions on Transfer or Registration of Shares. The Board or shareholders may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restrictive agreement or voted in favor of or otherwise consented to the restriction.

A restriction on the transfer or registration of transfer of shares may be authorized:

(a)     to maintain the Corporation’s status when it is dependent on the number or identity of its shareholders;

(b)     to preserve entitlements, benefits, or exemptions under federal or local laws; and

(c)     for any other reasonable purpose.

A restriction on the transfer or registration of transfer of shares may:

(a)     obligate the shareholder first to offer the Corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

(b)     obligate the Corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

(c)     require as a condition to such transfer or registration that any one or more persons, including the holders of any of its shares, approve the transfer or registration if the requirement is not manifestly unreasonable; or

(d)     prohibit the transfer or the registration of transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by this Article 6 with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

6.6     Corporation’s Acquisition of Shares. The Corporation may acquire its own shares and the shares so acquired constitute authorized but unissued shares.

If the Articles prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the Articles, which amendment may be adopted by the shareholders or the Board without shareholder action. The Articles must be delivered the Secretary of State of the State of Nevada and must set forth:

(a)     the name of the Corporation;

(b)     the reduction in the number of authorized shares, itemized by class and series;

(c)     the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and

(d)     a statement that the amendment was adopted by the Board without shareholder action and that shareholder action was not required.

6.7     Protection of Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

7.            Distributions

7.1     Distributions to Shareholders. The Board may authorize, and the Corporation may make, distributions to the shareholders of the Corporation subject to any restrictions in the Corporation’s Articles and in the Act.

7.2     Unclaimed Distributions. If the Corporation has mailed three successive distributions to a shareholder at the shareholder’s address as shown on the Corporation’s current record of shareholders and the distributions have been returned as undeliverable, no further attempt to deliver distributions to the shareholder need be made until another address for the shareholder is made known to the Corporation, at which time all distributions accumulated by reason of this section, except as otherwise provided by law, shall be mailed to the shareholder at such other address.

8.            Indemnification of Directors, Officers, Agents, and Employees.

8.1     Indemnification of Directors. Unless otherwise provided in the Articles, the Corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director of the Corporation against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as such are defined in subsection (a) of this Section 5.1.

(a)     Determination of Authorization. The Corporation shall not indemnify a director under this section unless:

(1)     a determination has been made in accordance with the procedures set forth in the Act that the director met the standard of conduct set forth in subsection (b) below, and

(2)     payment has been authorized in accordance with the procedures set forth in the Act based on a conclusion that the expenses are reasonable, the Corporation has the financial ability to make the payment, and the financial resources of the Corporation should be devoted to this use rather than some other use by the Corporation.

(b)     Standard of Conduct. The individual shall demonstrate that:

(1)     he or she conducted himself in good faith; and

(2)     he or she reasonably believed (i) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests; (ii) in all other cases, that his conduct was at least not opposed to the Corporation’s best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful.

(c)     Indemnification in Derivative Actions Limited. Indemnification permitted under this section in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

(d)     Limitation on Indemnification. The Corporation shall not indemnify a director under this section of Article 5:

(1)     in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

(2)     in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by the director.

8.2     Advance of Expenses for Directors. If a determination is made following the procedures of the Act, that the director has met the following requirements, and if an authorization of payment is made following the procedures and standards set forth in the Act, then unless otherwise provided in the Articles, the Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

(a)     the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described in this section;

(b)     the director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

(c)     a determination is made that the facts then known to those making the determination would not preclude indemnification under this section or the Act.

8.3     Indemnification of Officers, Agents and Employees who are not Directors. Unless otherwise provided in the Articles, the Board may indemnify and advance expenses to any officer, employee, or agent of the Corporation, who is not a director of the Corporation, to the same extent as to a director, or to any greater extent consistent with public policy, as determined by the general or specific actions of the Board.

8.4     Insurance. By action of the Board, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have the power to indemnify such person under the applicable provisions of the Act.

9.            Miscellaneous.

9.1     Amendments. The Corporation’s Board may amend or repeal the Corporation’s Bylaws at any time unless:

(a)     the Articles or the Act reserve this power exclusively to the shareholders in whole or part;

(b)     the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw; or

(c)     the bylaw either establishes, amends, or deletes, a greater shareholder quorum or voting requirement.

Any amendment which changes the voting or quorum requirement for the board must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

9.2     Fiscal Year. The Board shall have the power to fix, and from time to time change, the fiscal year of the Corporation.

9.3     Seal. The Board may, but shall not be required to, adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, Nevada as the state of incorporation and the word “CORPORATE SEAL.”

9.4     Construction. Unless the context specifically requires otherwise, any reference in these Bylaws to any gender shall include all other genders, any reference to the singular shall include the plural and any reference to the plural shall include the singular.

9.5     Headings. The headings in these Bylaws are included for purposes of convenience only and shall not be considered a part of these Bylaws in construing or interpreting any provision hereof.

9.6     Severability of Provisions. If any provision of these Bylaws or its application to any person or circumstance is held invalid or unenforceable by a court of competent jurisdiction, the remainder of these Bylaws, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby.

The above Amended and Restated Bylaws of this Corporation were adopted by the Board of the Corporation effective June 19, 2013.

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Bruce Widener, CEO

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